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                                                                       exhibit n

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated February 16, 2005, relating to the Statement of Net Assets of the NFJ Dividend, Interest & Premium Strategy Fund as of February 15, 2005. We also consent to the references to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
February 16, 2005